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                               EXHIBIT 23.1

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                       Consent of Independent Auditors


We consent to the incorporation by reference of our report dated July 14, 1993, with respect to the consolidated financial statements of Texas Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission in the
Registration Statement (Form S-8 No. 33-    ) pertaining to the Texas
Industries, Inc. Stock Option Plan of Texas Industries, Inc.


                                    /s/ ERNST & YOUNG

May  18, 1994
Dallas, Texas